                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                       Michigan Community Bancorp Limited
                       ----------------------------------
             (Exact name of registrant as specified in its charter)


               Michigan                                 38-3390193
               --------                                 ----------
(State of incorporation or organization)    (I.R.S. Employer Identification No.)

         12900 Hall Road
   Sterling Heights, Michigan                              48313
   --------------------------                              -----
(Address of principal executive offices)                 (Zip Code)


        Securities to be registered pursuant to Section 12(b) of the Act:
                                      NONE


         If this Form relates to the registration of a class of debt securities and is effective upon filing pursuant to General Instruction A(c)(1), please check the following box. [ ]


         If this Form relates to the registration of a class of debt securities and is to become effective simultaneously with the effectiveness of a concurrent registration statement under the Securities Act of 1933 pursuant to General Instruction A(c)(2), please check the following box. [ ]


        Securities to be registered pursuant to Section 12(g)of the Act:


                           Common Stock, No Par Value
                           --------------------------
                                (Title of Class)

                                       N/A
                                       ---
                                (Title of Class)

Item 1.           Description of Registrant's Securities to be Registered
-------           -------------------------------------------------------

                  The information in Registrant's preliminary prospectus filed with the Commission on August 28, 1998, as part of the Registrant's Form SB-2 Registration Statement under the Securities Act of 1933. (Commission File Number 333-62487), and all amendments thereto, ("Registrant's Form SB-2"), contained under "Description of Capital Stock" (pages 37 through 38) is incorporated by reference in response to this item. A copy of the relevant portion of the Registrant's Form SB-2 is attached hereto as Exhibit 1.

Item 2.  Exhibits
-------  --------

1                 Pages 37-38 from the Registrant's Form SB-2

2 Registrant hereby incorporates by reference the Restated Articles of Incorporation of the Registrant, as amended, filed as Exhibit 3.1 to the Registrant's Form SB-2.

3 Registrant hereby incorporates by reference the Bylaws of the Registrant, filed as Exhibit 3.2 to the Registrant's
                  Form SB-2.

4 Registrant hereby incorporates by reference the Specimen of Registrant's Stock Certificate, filed as Exhibit 4.2 to the Registrant's Form SB-2.

                                   SIGNATURES

                  Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement
to be signed on its behalf by the   undersigned, thereunto duly authorized.


Dated:            November 18,1998



                       Michigan Community Bancorp Limited


                                By:  /s/ David A. McKinnon
                                     ---------------------
                                Name:  David A. McKinnon
                                Title: Chairman and Chief Executive Officer